Exhibit 99.1

InSite Vision Reports Second Quarter 2006 Financial Results

For Immediate Release - ISV-16

ALAMEDA, Calif. (August 14, 2006) --(BUSINESS WIRE)--InSite Vision Incorporated (AMEX:ISV) -- an ophthalmic therapeutics, diagnostics and drug delivery company, today reported financial results for the three months ended June 30, 2006.

Net loss for the second quarter of 2006 was $5.1 million, or $0.06 per share, including non-cash employee stock option expenses of $256,000 related to the adoption of FAS 123R, compared with a net loss of $4.2 million, or $0.06 per share, for the second quarter of 2005.

Research and development (R&D) expenses were $3.1 million for both the second quarter of 2006 and the second quarter of 2005.

Selling, general and administrative (SG&A) expenses increased to $1.5 million in the second quarter of 2006 from $1.1 million in the second quarter of 2005.

InSite Vision had cash and cash equivalents of $0.8 million at June 30, 2006, compared with cash and cash equivalents of $4.0 million at December 31, 2005. Subsequent to quarter end, the Company completed a fundraising of $6.3 million in gross proceeds.

S. Kumar Chandrasekaran, Ph.D., InSite Vision's chief executive officer stated, “During the past few months, we have made significant progress towards our commitment to improve patient care, develop innovative drug therapies and enhance shareholder value.  Based on the success of our two phase 3 clinical trials, we facilitated the submission of a New Drug Application (NDA) to the Food and Drug Administration for our lead AzaSite product.  We are also looking forward to submitting an Investigational New Drug Application (IND) for AzaSite PlusTM later this year. Importantly, our recently announced fundraising will enable us to continue these developments - while providing us with liquidity that enhances our position to negotiate the most favorable corporate partnership or licensing arrangements.”

Recent Company Developments

On June 29, 2006, InSite Vision announced it submitted to the United States Food and Drug Administration (FDA) a New Drug Application (NDA) for AzaSite for the treatment of bacterial conjunctivitis. AzaSite combines a topical 1% azithromycin formulation with InSite’s patented DuraSite® ophthalmic drug delivery system that increases ocular retention of the drug.

On August 3, 2006, InSite Vision announced it entered into definitive agreements for a $6.3 million private placement of common stock and warrants for common stock. The transaction closed on August 11, 2006. The private placement was made to three of InSite Vision’s current institutional investors, Balyasny Asset Management, PTV Sciences and a large Boston-based institutional investment management firm. Proceeds from the financing will be used for general corporate purposes including continued support of InSite Vision’s topical eye drop antibiotic, AzaSite (1% azithromycin in DuraSite) for the treatment of bacterial conjunctivitis, for which InSite submitted a new drug application (NDA) to the Food and Drug Administration (FDA) in June 2006. Additionally, this funding will enable InSite Vision to move forward with the anticipated filing of an investigational new drug application (IND) with the FDA this year for AzaSite Plus, a combination product including the active ingredient AzaSite with an anti-inflammatory steroid.

In August, InSite Vision also announced the acceptance of two abstracts related to its second pivotal trial of AzaSite. The vehicle-controlled, prospective, multi-center, bacterial conjunctivitis trial showed AzaSite was superior to the vehicle in both clinical resolution of the signs and symptoms of bacterial conjunctivitis as well as bacterial eradication. The efficacy and safety data will be presented at the upcoming meeting of the American Academy of Ophthalmology in Las Vegas, Nevada to be held November 11 - 14, 2006.

Conference Call

Kumar Chandrasekaran, Ph.D., Chief Executive Officer, and Sandra Heine, Vice President, Finance and Administration, will host a financial community conference call beginning at 9:00 am EDT today, Monday, August 14, 2006, to discuss these results.

Individuals interested in listening to the conference call may do so by dialing 877-407-0778 for domestic callers and 201-689-8565 for international callers. A telephone replay will be available for 48 hours following the conclusion of the call by dialing 877-660-6853 for domestic callers 201-612-7415 for international callers. All callers will have to enter the conference ID 210914.

The live conference call will also be webcast and available on the Internet at www.InvestorCalendar.com as well as the company's website at www.insitevision.com. A recording of the call will be available for 90 days following the completion of the conference. InSite Vision will file this press release with the U.S. Securities and Exchange Commission on a Current Report on Form 8-K and post this press release on its web site prior to the conference call.

About InSite Vision Incorporated

InSite Vision is an ophthalmic company focused on developing therapies that treat ocular infections, glaucoma and retinal diseases. The Company's lead product is AzaSite, which targets infections of the eye. AzaSite contains the drug azithromycin, a broad-spectrum antibiotic formulated with DuraSite, InSite Vision's patented drug-delivery vehicle, which offers the benefit of a low-dosing regimen, attractive to both the eye-care patient and physician. Pending the filing and approval of an NDA with the FDA, the Company currently expects AzaSite to be commercially launched in the United States, while seeking to expand this "technology platform" to include additional product candidates and indications for the worldwide market.

In the glaucoma area, the Company continues to focus genomic research on the TIGR gene, among other genes in its genomic portfolio. A portion of this research has been incorporated into the Company's commercially available OcuGene(R) glaucoma genetic test for disease management, which is a prognostic tool designed to detect a genetic marker (mt-1) in the promoter region of the glaucoma-related TIGR gene.

Additional information can be found at the Company's website, www.insitevision.com.

This news release contains, among other things, certain statements of a forward-looking nature relating to future events or the future business performance of InSite Vision, such as the Company's ability to obtain FDA approval of its NDA, the anticipated date of commercialization of AzaSite, Insite’s financial condition and the use of proceeds from the August 2006 private placement. Such statements entail a number of risks and uncertainties, including but not limited to: InSite Vision's ability to enroll and complete future clinical trials for AzaSite; the results of InSite Vision's clinical trials, particularly for AzaSite; the ability to complete and file an NDA with the U.S. FDA for AzaSite and its other product candidates, and receive approval from the FDA for the commercialization of AzaSite and its other product candidates; the ability to launch AzaSite and the timing of such a launch; InSite Vision's ability to expand its technology platform to include additional indications and patent options; the effects of its expense control activities on its operations and product development; its ability to obtain regulatory approval and market acceptance of its products and product candidates, including its OcuGene glaucoma genetic test, AzaSite, ISV-205 and ISV-014; InSite Vision's ability to maintain and develop additional collaborations and commercial agreements with corporate partners, including those with respect to AzaSite and ISV-205; its reliance on third parties for the development, marketing and sale of its products; the initiation and results of preclinical and clinical studies; its ability to adequately protect its intellectual property and to be free to operate with regard to the intellectual property of others; determinations by the FDA, including those with respect to OcuGene, AzaSite and ISV-205 and the risk that its planned presentation at an upcoming conference could be cancelled or delayed. Reference is made to the discussion of risk factors detailed in InSite Vision's filings with the Securities and Exchange Commission, including its annual report on Form 10-K and its quarterly reports on Form 10-Q, including under the caption “Risk Factors”. Any forward looking statements or projections in the conference call are based on the limited information currently available to InSite Vision, which is subject to change. Although any such forward looking statements or projections and the factors influencing them will likely change, InSite Vision undertakes no obligation to update the information. Such information speaks only as of the date of its release. Actual events or results could differ materially and one should not assume that the information provided in this release is still valid at any later date.

Contact:
Ashton Partners
Barry Hutton
888-857-7839 (Investors)
www.ashtonpartners.com

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InSite Vision Incorporated

Condensed Consolidated Statements of Operations
For the Three and Six Months Ended June 30, 2006 and 2005
(in thousands, except per share amounts; unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2006	2005	2006	2005

Revenues, net	$-	$1	$1	$2
Cost of Goods	3	3	6	8
Operating expenses:
Research and development	3,082	3,131	6,553	5,559
Selling, general and administrative	1,485	1,083	2,823	2,086
Total	4,567	4,214	9,376	7,645
Loss from operations	(4,570)	(4,216)	(9,381)	(7,651)
Interest (expense) and other income, net	(559)	(1)	(1,069)	(4)

Net loss applicable to common stockholders	$(5,129)	$(4,217)	$(10,450)	$(7,655)

Net loss per share applicable to common stockholders, basic and diluted	$(0.06)	$(0.06)	$(0.12)	$(0.11)

Shares used to calculate net loss pershare, basic and diluted	86,848	70,699	85,190	66,596

Condensed Consolidated Balance Sheets
At June 30, 2006 and December 31, 2005
(in thousands; unaudited)
	June 30,	December 31,
	2006	2005
Assets:
Cash and cash equivalents	$783	$4,027
Prepaid expenses and other assets	166	173
Deferred debt issuance cost	-	614
Property and equipment, net	$371	265
Total assets	1,320	$5,079

Liabilities and stockholders' deficit:
Accounts payable and accrued expenses	$1,545	$3,549
Short-term notes payable	6,516	4,075
Capital lease obligation	67	-
Stockholders' deficit	(6,808)	(2,545)
Total liabilities and stockholders' deficit	$1,320	$5,079